UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2006

TRUE TEMPER SPORTS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-72343	52-2112620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 Tournament Drive Suite 200 Memphis, Tennessee 38125
(Address of Principal Executive Offices, including Zip Code)

Telephone: (901) 746-2000
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                       REGULATION FD DISCLOSURE

True Temper Sports, Inc. (the “Company”) is seeking to raise approximately $15 million in additional term loans under its existing Senior Secured Credit Facilities as well as to amend its 2004 Senior Secured Credit Agreement. The amendment would enable the Company to pursue future acquisitions intended to provide revenue growth and incremental profitability, as well as the necessary flexibility to execute its global strategic and operational initiatives.

The amendment process is being directed by Credit Suisse, as the Administrative Agent for the Company’s 2004 Senior Secured Credit Agreement, and is expected to be complete by March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

True Temper Sports, Inc.

Date: March 13, 2006	By:	/s/ SCOTT C. HENNESSY

	Name:	Scott C. Hennessy
	Its:	President and Chief Executive Officer

Date: March 13, 2006	By:	/s/ JASON A. JENNE

	Name:	Jason A. Jenne
	Its:	Vice President, Chief Financial Officer and Treasurer